Exhibit 4
                                CREDIT AGREEMENT

                                      among

                           ORION CAPITAL CORPORATION,

                            THE LENDERS NAMED HEREIN,

                           FIRST UNION NATIONAL BANK,
                            as Administrative Agent,

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                             as Documentation Agent,

                                       and

                              FLEET NATIONAL BANK,
                              as Syndication Agent



                  $150,000,000 Senior Unsecured Credit Facility


                                   Arranged by
              FIRST UNION CAPITAL MARKETS A division of Wheat First
                                Securities, Inc.



                        Dated as of July 8, 1998









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                                TABLE OF CONTENTS

                                                                            Page

RECITALS ....................  ................................................1

                                                     ARTICLE I

                                                    DEFINITIONS

1.1      Defined Terms.........................................................1
1.2      Accounting Terms.....................................................17
1.3      Other Terms; Construction............................................17

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

2.1      Commitments..........................................................18
2.2      Borrowings...........................................................21
2.3      Disbursements; Funding Reliance; Domicile of Loans...................22
2.4      Notes................................................................23
2.5      Termination and Reduction of Commitments.............................23
2.6      Mandatory Payments and Prepayments...................................24
2.7      Voluntary Prepayments................................................24
2.8      Interest.............................................................25
2.9      Fees.................................................................26
2.10     Interest Periods.....................................................26
2.11     Conversions and Continuations........................................27
2.12     Method of Payments; Computations.....................................28
2.13     Recovery of Payments.................................................29
2.14     Use of Proceeds......................................................30
2.15     Pro Rata Treatment...................................................30
2.16     Increased Costs; Change in Circumstances; Illegality; etc............31
2.17     Taxes................................................................33
2.18     Compensation.........................................................35

                                   ARTICLE IV

                             CONDITIONS OF BORROWING

3.1      Conditions of Initial Borrowing......................................35
3.2      Conditions of All Borrowings.........................................37



                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

4.1      Corporate Organization and Power.....................................38
4.2      Authorization; Enforceability........................................38
4.3      No Violation.........................................................39
4.4      Governmental and Third-Party Authorization; Permits..................39
4.5      Litigation...........................................................40
4.6      Taxes................................................................40
4.7      Subsidiaries.........................................................40
4.8      Full Disclosure......................................................40
4.9      Margin Regulations...................................................41
4.10     No Material Adverse Change...........................................41
4.11     Financial Matters....................................................41
4.12     Ownership of Properties..............................................42
4.13     ERISA................................................................43
4.14     Environmental Matters................................................43
4.15     Compliance With Laws.................................................44
4.16     Regulated Industries.................................................44
4.17     Insurance............................................................44

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

5.1      Financial Statements.................................................45
5.2      Statutory Financial Statements.......................................46
5.3      Other Business and Financial Information.............................47
5.4      Corporate Existence; Franchises; Maintenance of Properties...........49
5.5      Compliance with Laws.................................................49
5.6      Payment of Obligations...............................................49
5.7      Insurance............................................................49
5.8      Maintenance of Books and Records; Inspection.........................49
5.9      Ownership of Insurance Subsidiaries..................................50
5.10     Year 2000 Compatibility..............................................50
5.11     Further Assurances...................................................50

                                   ARTICLE VII

                               FINANCIAL COVENANTS

6.1      Capitalization Ratio.................................................51
6.2      Consolidated Statutory Surplus.......................................51



                                  ARTICLE VIII

                               NEGATIVE COVENANTS

7.1      Merger; Consolidation................................................51
7.2      Indebtedness.........................................................51
7.3      Liens................................................................51
7.4      Disposition of Assets................................................53
7.5      Transactions with Affiliates.........................................53
7.6      Lines of Business....................................................54
7.7      Limitation on Certain Restrictions...................................54
7.8      Fiscal Year..........................................................55
7.9      Accounting Changes...................................................55

                                   ARTICLE IX

                                EVENTS OF DEFAULT

8.1      Events of Default....................................................55
8.2      Remedies: Termination of Commitments, Acceleration, etc..............57
8.3      Remedies: Set-Off....................................................58

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

9.1      Appointment..........................................................58
9.2      Nature of Duties.....................................................59
9.3      Exculpatory Provisions...............................................59
9.4      Reliance by Administrative Agent.....................................59
9.5      Non-Reliance on Administrative Agent and Other Lenders...............60
9.6      Notice of Default....................................................60
9.7      Indemnification......................................................61
9.8      The Administrative Agent in its Individual Capacity..................61
9.9      Successor Administrative Agent.......................................62
9.10     Syndication Agent, Documentation Agent...............................62

                                   ARTICLE XI

                                  MISCELLANEOUS

10.1     Fees and Expenses....................................................63
10.2     Indemnification......................................................63
10.3     Governing Law; Consent to Jurisdiction...............................64
10.4     Arbitration; Preservation and Limitation of Remedies.................64
10.5     Notices..............................................................65
10.6     Amendments, Waivers, etc.............................................66
10.7     Assignments, Participations..........................................67
10.8     No Waiver............................................................69
10.9     Successors and Assigns...............................................69
10.10             Survival....................................................69
10.11             Severability................................................70
10.12             Construction................................................70
10.13             Confidentiality.............................................70
10.14             Counterparts; Effectiveness.................................70
10.15             Disclosure of Information...................................71
10.16             Entire Agreement............................................71

















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                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of the 8th day of July, 1998 (this "Agreement"), is made among ORION CAPITAL CORPORATION, a Delaware corporation with its principal offices in Farmington, Connecticut (the "Borrower"), the banks and financial institutions listed on the signature pages hereto or that become parties hereto after the date hereof (collectively, the "Lenders"), FIRST UNION NATIONAL BANK ("First Union"), as administrative agent for the Lenders (in such capacity, the " Administrative Agent"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as documentation agent (in such capacity, the "Documentation Agent"), and FLEET NATIONAL BANK, as syndication agent (in such capacity, the "Syndication Agent").


                                    RECITALS

A. The Borrower has requested that the Lenders make available to the Borrower a revolving credit facility in the aggregate principal amount of $150,000,000. The Borrower will use the proceeds of this facility for working capital and general corporate purposes, including acquisitions, all as more fully described herein.

B. The Lenders are willing to make available to the Borrower the credit facility described herein subject to and on the terms and conditions set forth in this Agreement.


                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

"Account Designation Letter" shall mean a letter from the Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer and in form and substance satisfactory to the Administrative Agent, listing any one or more accounts to which the Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

"Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Margin Percentage for LIBOR Loans as in effect at such time.

"Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership of securities or other ownership interests of such Person having 20% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

"Administrative Agent" shall mean First Union, in its capacity as Administrative Agent appointed under Article IX, and its successors and permitted assigns in such capacity.

"Agreement"  shall  mean  this  Credit  Agreement,   as  amended,   modified  or
supplemented from time to time.

"Annual Statement" shall mean, with respect to any Insurance Subsidiary for any fiscal year, the unaudited financial statements of such Insurance Subsidiary for such fiscal year as required to be filed with the Insurance Regulatory Authority of its jurisdiction of legal domicile and in accordance with the laws of such jurisdiction, together with all requested exhibits and schedules thereto.

"Applicable Margin Percentage" shall mean, at any time, the applicable percentage (a) to be added to the LIBOR Rate for purposes of determining the Adjusted LIBOR Rate, and (b) to be used in calculating the commitment fee payable pursuant to Section 2.9(a), in each case as determined under the following matrix with reference to the ratings given to the Borrower's senior unsecured long-term publicly traded Indebtedness without third party credit enhancement:

                                                               Applicable Margin
                       Applicable Margin                         Percentage for
Rating Status     Percentage for LIBOR Loans                     Commitment Fee

Level I Status             0.125%                                   0.075%

Level II Status            0.155%                                   0.085%

Level III Status           0.205%                                   0.095%

Level IV Status            0.250%                                   0.100%

Level V Status             0.325%                                   0.125%


For purposes of determining any Applicable Margin Percentage at any date:

(i) "Level I Status" exists at such date if, as of such date the Borrower has any senior unsecured long-term publicly traded Indebtedness that is rated, without third party credit enhancement, (y) A2 or higher by Moody's or (z) A or higher by Standard & Poor's or Duff & Phelps;

(ii) "Level II Status" exists at such date if, as of such date, Level I Status does not exist and the Borrower has any senior unsecured long-term publicly traded Indebtedness that is rated, without third party credit enhancement, (y) A3 by Moody's or (z) A- by Standard & Poor's or Duff & Phelps;

(iii) "Level III Status" exists at such date if, as of such date, neither Level I Status nor Level II Status exists and the Borrower has any senior unsecured long-term publicly traded Indebtedness that is rated, without third party credit enhancement, (y) Baa1 by Moody's or (z) BBB+ by Standard & Poor's or Duff & Phelps;

(iv) "Level IV Status" exists at such date if, as of such date, neither Level I Status, Level II Status nor Level III Status exists and the Borrower has any senior unsecured long-term publicly traded Indebtedness that is rated, without third party credit enhancement, (y) Baa2 by Moody's or (z) BBB by Standard & Poor's or Duff & Phelps; and

(v) "Level V Status" exists at such date if, as of such date, none of Level I Status, Level II Status, Level III Status nor Level IV Status exists.

Any adjustment required in the Applicable Margin Percentages as a result of a change in any of such ratings shall be effective as of the fifth day after the effective date of such change.

"Assignee" shall have the meaning given to such term in Section 10.7(a).

"Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Administrative Agent and the Borrower, in substantially the form of Exhibit D.

"Authorized Officer" shall mean, with respect to any action specified herein, any officer of the Borrower duly authorized by resolution of the board of directors of the Borrower to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of the Borrower.

"Bankruptcy Code" shall mean 11 U.S.C ss.ss 101 et seq.,as amended from time to time, and any successor statute.

"Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, or (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

"Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Base Rate.

"Borrower Margin Stock" shall mean shares of capital stock of the Borrower that are held by the Borrower or any of its Subsidiaries and that constitute Margin Stock.

"Borrowing" shall mean the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to Section 2.11) on a single date of a group of Loans of a single Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

"Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

"Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

"Capitalization Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Indebtedness as of such date to (ii) the sum of Consolidated Indebtedness and Consolidated Net Worth, each as of such date; provided, however, that, solely for the purposes of this definition and not for any other purpose of this Agreement, Consolidated Indebtedness shall not include
(a) any Qualified Junior Subordinated Debentures, (b) any Qualified Trust Securities, or (c) the Borrower's guarantee to the holders of any Qualified Trust Securities of obligations of the issuing Qualified Trust under and with respect to such Qualified Trust Securities.

"Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

"Closing Date" shall mean the first date (which may be prior to or concurrent with the date of the initial Borrowing hereunder) upon which the conditions set forth in Section 3.1 are satisfied or waived as provided herein.

"Combined Net Written Premiums" shall mean, at any time, the aggregate (without duplication) of Net Written Premiums of each Insurance Subsidiary at such time, after eliminating the effect thereupon of any transactions among the Insurance Subsidiaries.

"Combined Statutory Net Income" shall mean, at any time, the aggregate (without duplication) of Statutory Net Income of each Insurance Subsidiary at such time, after eliminating the effect thereupon of any transactions among the Insurance Subsidiaries.

"Combined Statutory Surplus" shall mean, at any time, the aggregate (without duplication) of Statutory Surplus of each Insurance Subsidiary at such time, after eliminating the effect thereupon of any transactions among the Insurance Subsidiaries.

"Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 10.7(b) as such Lender's "Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

"Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of Exhibit C-1 or Exhibit C-2, as applicable, together with the applicable Covenant Compliance Worksheet.

"Consolidated Indebtedness" shall mean, as of any date of determination, the aggregate (without duplication) of all Indebtedness of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

"Consolidated Net Income" shall mean, for any period, net income (or loss) for the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

"Consolidated Net Worth" shall mean, as of any date of determination, the net worth of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP; provided, however, that, notwithstanding the foregoing, determinations of Consolidated Net Worth shall
(i) exclude any Disqualified Capital Stock, (ii) include the aggregate outstanding amount of any Qualified Trust Securities, and (iii) be made without regard to the requirements of Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.

"Consolidated Total Assets" shall mean, at any time, the aggregate (without duplication) of all assets of the Borrower and its Subsidiaries that are required to be included on the asset side of the consolidated balance sheet of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

"Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (other than obligations pursuant to intercompany transactions with Wholly Owned Subsidiaries) (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its Subsidiaries, the term Contingent Obligation shall not include
(x) endorsements for collection or deposit in the ordinary course of business and (y) obligations entered into in the ordinary course of an Insurance Subsidiary's business under or in respect of insurance policies or contracts issued by it or to which it is a party, including Reinsurance Agreements (and security posted by any such Insurance Subsidiary in the ordinary course of its business to secure obligations thereunder). The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

"Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to Exhibit C-1 or Exhibit C-2, as applicable.

"Credit Documents" shall mean this Agreement, the Notes and the Fee Letter, in each case as amended, modified, supplemented or restated from time to time.

"Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

"Disqualified Capital Stock" shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the ninetieth day following of the Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

"Dollars" or "$" shall mean dollars of the United States of America.

"Duff & Phelps" shall mean Duff & Phelps Credit Rating Co., its successors and assigns.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

"ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

"ERISA Event" shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan that results in liability under
Section 4201 or 4204 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Borrower or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce
Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which the Borrower or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

"Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company or other financial institution or fund that (A) is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business, (B) has total assets in excess of $500,000,000, and (C) is not, and does not have a substantial interest in, an insurance company, unless otherwise agreed to by the Borrower, (v) any Affiliate of an existing Lender or (vi) any other Person approved by the Required Lenders and the Borrower, which approval shall not be unreasonably withheld (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing).

"Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities or agencies for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

"Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or governmental or regulatory authorities or agencies, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

"Event of Default" shall have the meaning given to such term in Section 8.1.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

"Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

"Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

"Fee Letter" shall mean the letter from First Union to the Borrower, dated May 21, 1998, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

"Financial Officer" shall mean, with respect to the Borrower, the chief financial officer, vice president - finance, chief accounting officer or treasurer of the Borrower.

"First Extension Request" shall have the meaning given to such term in Section 2.1(b).

"GAAP" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, and containing disclosure of the effect on the financial position or results of operations of any material change in the application of accounting principles and practices during the relevant reporting period, as in effect from time to time (subject to the provisions of Section 1.2).

"Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (v) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

"Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

"Indebtedness" shall mean, with respect to any Person, other than intercompany transactions with Wholly Owned Subsidiaries, (without duplication), (i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds and letters of credit (in each case, whether or not drawn or matured and in the stated amount thereof), but excluding, in the case of the Borrower and its Subsidiaries, (w) letters of credit to the extent cash collateralized, (x) letters of credit issued for the account of Insurance Subsidiaries in the ordinary course of their business to secure reinsurance obligations, (y) up to (pound) UK 7,000,000 in face amount of the letter of credit issued in favor of Lloyd's c/o The Lloyd's Corporate Membership Unit for the account of Security Re, Inc., and (z) other letters of credit to the extent that the aggregate face amount of such letters of credit outstanding on the measurement date is not in excess of $5,000,000,
(iv) all obligations of such Person to pay the deferred purchase price of property or services (other than trade or other accounts payable arising in the ordinary course of business), (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded,
(vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the " maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (viii) the net termination obligations of such Person under any Hedge Agreements (other than Hedge Agreements in respect of Indebtedness incurred pursuant to this Agreement), calculated as of any date as if such agreement or arrangement were terminated as of such date, and (ix) all indebtedness referred to in clauses (i) through (viii) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

"Insurance Code" shall mean, with respect to any Insurance Subsidiary, the insurance code of any state where such Insurance Subsidiary is domiciled or conducting business, as amended from time to time, and any successor statute, together with all rules and regulations from time to time promulgated thereunder.

"Insurance Regulatory Authority" shall mean, with respect to any Insurance Subsidiary, the insurance department or similar governmental or regulatory authority or agency charged with regulating the insurance business of insurance companies or insurance holding companies, in its jurisdiction of legal domicile and, to the extent that it has regulatory authority over such Insurance
Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

"Insurance Subsidiary" shall mean any Subsidiary of the Borrower the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its jurisdiction of legal domicile.

"Interest Period" shall have the meaning given to such term in Section 2.10.

"Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

"LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

"LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on Telerate Page 3750 (or any successor page) (rounded upward, if necessary, to the nearest 1/16 of one percentage point) or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two
(2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR Loan comprising part of such Borrowing, by
(ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

"Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to Sections 2.1 or 10.7, and their respective successors and assigns.

"Lending Office" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Administrative Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

"Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

"Loans" shall have the meaning given to such term in Section 2.1.

"Margin Stock" shall have the meaning given to such term in Regulation U.

"Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), operations, prospects, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole.

"Material Adverse Effect" shall mean a material adverse effect upon (i) the condition (financial or otherwise), operations, prospects, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower or any Subsidiary to perform its obligations under this Agreement or any of the other Credit Documents to which it is a party or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

"Material Assets" shall mean (i) (y) any one or more assets, properties or businesses of the Borrower or any of its Subsidiaries comprising, individually or in the aggregate, greater than ten percent (10%) of Consolidated Total Assets, and (z) any issued and outstanding shares of Capital Stock (other than directors' and similar qualifying shares) of any Significant Subsidiary, and
(ii) any one or more insurance product lines to which greater than ten percent (10%) of Combined Net Written Premiums are attributable, in each case as determined as of (and, with respect to Combined Net Written Premiums, for the period of four fiscal quarters ending on) the last day of the fiscal quarter then most recently ended for which financial statements and a Covenant Compliance Certificate have been delivered pursuant to Section 5.1 or Section 5.2, as applicable, and Section 5.3; provided that in no event shall the term "Material Assets" include (i) any shares of Capital Stock of a Subsidiary that
(x) has transferred or assigned all or substantially all of its assets to another Subsidiary in a transaction or series of transactions permitted under
Section 7.1 or 7.4, (y) immediately prior to such transfer or assignment, was a Significant Subsidiary, and (z) as a result of such transfer or assignment, is no longer a Significant Subsidiary, or (ii) any Borrower Margin Stock to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock).

"Maturity Date" shall mean the fifth anniversary of the Closing Date, as such date may be extended pursuant to Section 2.1.

"Moody's" shall mean Moody's Investor Service, Inc., its successors and assigns.

"Multiemployer  Plan" shall mean any "multiemployer  plan" within the meaning of
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

"NAIC" shall mean the National Association of Insurance Commissioners and any successor thereto.

"Net Income" shall mean, for any period for any Person or business, net income (or loss) for such Person or business for such period, determined on a consolidated basis in accordance with GAAP.

"Net Written Premiums" shall mean, with respect to any Insurance Subsidiary at any time, the amount of premiums written (after deducting or adding premiums on business ceded to or assumed from others) as shown on line 32, page 9, Part 2B, column 4 of the Annual Statement of such Insurance Subsidiary, or the amount determined in a consistent manner for any date other than a date as of which an Annual Statement of such Insurance Subsidiary is prepared.

"Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

"Notice  of   Borrowing"   shall  have  the  meaning   given  to  such  term  in
Section 2.2(b).

"Notice of Conversion/Continuation" shall have the meaning given to such term in
Section 2.11(b).

"Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to the Administrative Agent, any Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

"PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

"Participant" shall have the meaning given to such term in Section 10.7(d).

"Permitted Liens" shall have the meaning given to such term in Section 7.3.

"Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

"Plan"  shall mean any  "employee  pension  benefit  plan" within the meaning of
Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA Affiliate may have any liability.

"Prohibited Transaction" shall mean any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii)
Section  4975(c) of the  Internal  Revenue  Code that is not exempt by reason of
Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

"Qualified Junior Subordinated Debentures" shall mean securities of the Borrower of the type represented by (and including) the Borrower's outstanding 7.701% Exchange Junior Subordinated Deferrable Interest Debentures due April 15, 2028 and 8.73% Exchange Junior Subordinated Deferrable Interest Debentures due January 1, 2037 (the "Existing Junior Subordinated Debentures"), which securities are issued to a Qualified Trust and have the following features: (i) such securities shall not by their terms mature or become mandatorily redeemable, or be redeemable or subject to any mandatory prepayment or repurchase requirement at the option of the holder, at any time on or prior to the ninetieth day following the Maturity Date, (ii) the Borrower shall have the right (so long as no event of default exists with respect to such securities) to defer the payment of interest on such securities from time to time for a deferral period comprised of consecutive payment periods aggregating at least five years (or such shorter aggregate deferral period as the Borrower may elect), and (iii) such securities shall be subordinate and junior in right of payment to the Indebtedness evidenced by this Agreement on terms and conditions substantially similar to those set forth in the indentures for the Existing Junior Subordinated Debentures as in effect on the date hereof.

"Qualified Trust" shall mean any statutory business trust, all of the common securities of which are owned by the Borrower, that is the issuer of Qualified Trust Securities and that holds as its sole assets Qualified Junior Subordinated Debentures, and shall include Orion Capital Trust I and Orion Capital Trust II.

"Qualified Trust Securities" shall mean capital securities of the type represented by (and including) the outstanding 7.701% Exchange Capital Securities of Orion Capital Trust II and the 8.73% Exchange Capital Securities, which securities are issued by and represent beneficial interests in a Qualified Trust and have terms consistent, mutatis mutandis, with those terms described in clauses (i) and (ii) of the definition of "Qualified Junior Subordinated Debentures."

"Quarterly Statement" shall mean, with respect to any Insurance Subsidiary for any fiscal quarter, the financial statements of such Insurance Subsidiary for such fiscal quarter as required to be filed with the Insurance Regulatory Authority of its jurisdiction of legal domicile, together with all requested exhibits and schedules thereto.

"Register" shall have the meaning given to such term in Section 10.7(b).

"Regulations D, T, U and X" shall mean Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

"Remaining Lender" shall have the meaning given to such term in Section 2.1(c).

"Repaid Lender" shall have the meaning given to such term in Section 2.1(b).

"Reportable  Event" shall mean (i) any "reportable  event" within the meaning of
Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code),
(ii) any such " reportable  event"  subject to advance  notice to the PBGC under
Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

"Required Lenders" shall mean the Lenders holding outstanding Loans and Unutilized Commitments (or, after the termination of the Commitments, outstanding Loans) representing at least a majority of the aggregate at such time of all outstanding Loans and Unutilized Commitments (or, after the termination of the Commitments, the aggregate at such time of all outstanding Loans).

"Requirement of Law" shall mean, with respect to any Person, any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or governmental or regulatory authority or agency, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Union under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

"Responsible Officer" shall mean, with respect to the Borrower, the president, the chief executive officer, the chief operating officer, the chief financial officer, any senior executive officer, or any other Financial Officer of the Borrower.

"SAP" shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Insurance Regulatory Authority of its jurisdiction of legal domicile, consistently applied and maintained in conformity with those used in the preparation of the most recent financial statements described in Section 4.11(b), and containing disclosure of the effect on the financial position or results of operations of any material change in the application of accounting principles and practices during the relevant reporting period, as in effect from time to time (subject to the provisions of Section 1.2).

"Second Extension Request" shall have the meaning given to such term in Section 2.1(c).

"Significant   Insurance  Subsidiary"  shall  mean,  at  the  relevant  time  of determination, any Insurance Subsidiary that is a Significant Subsidiary at such time.

"Significant Subsidiary" shall mean, at the relevant time of determination, any Subsidiary of the Borrower having (after the elimination of intercompany accounts) (i) assets comprising greater than ten percent (10%) of Consolidated Total Assets, (ii) assets to which Net Written Premiums comprising greater than ten percent (10%) of Combined Net Written Premiums are attributable, or (iii) Statutory Surplus comprising greater than ten percent (10%) of Combined Statutory Surplus, in each case as determined as of (and, with respect to Combined Net Written Premiums, for the period of four fiscal quarters ending on) the last day of the fiscal quarter then most recently ended for which financial statements and a Covenant Compliance Certificate have been delivered pursuant to
Section 5.1 or Section 5.2, as applicable, and Section 5.3 (it being understood that, for purposes of clause (ii) above, only a Subsidiary having assets to which Net Written Premiums comprising ten percent (10% of Combined Net Written Premiums are attributable on the relevant date of determination shall be a Significant Subsidiary with respect to such assets, regardless of whether such Subsidiary owned or held such assets during the four-quarter period or any portion thereof over which Combined Written Premiums are calculated for purposes of such clause (ii)).

"Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, its successors and assigns.

"Statutory Net Income" shall mean, with respect to any Insurance Subsidiary for any period, the amount shown on line 16, column 1, page 4 of the Annual Statement of such Insurance Subsidiary for such period, or the amount determined in a consistent manner for any period other than a period for which an Annual Statement of such Insurance Subsidiary is prepared.

"Statutory Surplus" shall mean, with respect to any Insurance Subsidiary at any time, the amount shown on line 25, column 1, page 3 of the Annual Statement of such Insurance Subsidiary, or the amount determined in a consistent manner for any date other than a date as of which an Annual Statement of such Insurance Subsidiary is prepared.

"Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

"Termination Date" shall mean the Maturity Date or such earlier date of termination of the Commitments pursuant to Section 2.5 or Section 8.2.

"Type" shall have the meaning given to such term in Section 2.2(a).

"Unfunded Pension Liability" shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

"Unutilized Commitment" shall mean, with respect to any Lender at any time, such Lender's Commitment at such time less the aggregate principal amount of all Loans made by such Lender that are outstanding at such time.

"Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock (other than directors' and similar qualifying shares) of such Subsidiary is owned, directly or indirectly, by such Person.

1.2 Accounting Terms. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them, and all financial computations hereunder shall be made, in accordance with GAAP (or, to the extent that such terms apply solely to any Insurance Subsidiary or if otherwise expressly required, SAP). Notwithstanding anything to the contrary in this Agreement, for purposes of calculation of the financial covenants set forth in Article VI, all accounting determinations and computations hereunder shall be made in accordance with GAAP or SAP as in effect as of the date of this Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of the Borrower referred to in Section 4.11(a) or 4.11(b), as applicable. In the event that any changes in GAAP or SAP after such date are required to be applied to the Borrower and would materially affect the computation of the financial covenants contained in Article VI, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes. References to amounts on particular exhibits, schedules, lines, pages and columns of any Annual Statement or Quarterly Statement are based on the format promulgated by the NAIC for the 1997 Annual Statements and Quarterly Statements. In the event such format is changed in future years so that different information is contained in such items or they no longer exist, or if the Annual Statement or Quarterly Statement is replaced by the NAIC or by any Insurance Regulatory Authority after the date hereof such that different forms of financial statements are required to be furnished by the Insurance Subsidiaries in lieu thereof, such references shall be to information consistent with that reported in the referenced item in the 1997 Annual Statements or Quarterly Statements, as the case may be.

1.3 Other Terms; Construction. Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

2.1 Commitments. (a) Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Loan," and collectively, the "Loans") to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Termination Date, in an aggregate principal amount at any time outstanding not greater than its Commitment at such time, provided that no Borrowing of Loans shall be made if, immediately after giving effect thereto, the aggregate principal amount of Loans outstanding at such time would exceed the aggregate Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Loans.

(b) Subject to the provisions of this Section, the Borrower may, in a writing delivered to the Administrative Agent and each Lender at any time not less than sixty (60) days nor more than 120 days prior to the first anniversary of the date of this Agreement, request the Lenders to extend the Maturity Date by a period of one (1) year (a "First Extension Request"), provided that (i) no Lender shall be obligated under any circumstances to approve any First Extension Request, and the decision to approve or deny any First Extension Request shall be in the sole and absolute discretion of each Lender, (ii) no extension of the Maturity Date pursuant to a First Extension Request shall be made without the approval of Lenders holding at least seventy-five percent (75%) of the Commitments, and (iii) in no event shall the Maturity Date be extended pursuant to a First Extension Request beyond the sixth anniversary of the Closing Date. In the event the Borrower makes a First Extension Request as provided hereinabove, each Lender will, not later than thirty (30) days after delivery of such First Extension Request, deliver to the Administrative Agent written notice of its decision whether to approve or deny such First Extension Request, provided that the failure of any Lender to deliver such notice shall be deemed a decision to deny such First Extension Request and shall not affect any obligations of the Borrower hereunder or result in any liability on the part of any Lender to the Borrower. The Administrative Agent will promptly notify the Borrower of the decision of the Lenders. If all the Lenders approve such First Extension Request, then the Maturity Date shall be extended by a period of one
(1) year after the Maturity Date then in effect. If Lenders holding at least seventy-five percent (75%) of the Commitments approve such First Extension Request and the number of Lenders not approving such request is one, then (i) if such non-approving Lender is not replaced pursuant to Section 2.1(d), then, on the Maturity Date (without regard to the requested extension thereof), the Borrower shall repay all outstanding Loans of such non-approving Lender, together with all accrued but unpaid interest thereon and any accrued but unpaid fees owing to it hereunder, in full, and such Lender's Commitment shall be terminated (the Lender to be repaid hereunder shall be referred to as a "Repaid Lender"), and (ii) subject to compliance with the provisions of the preceding clause (i), the Maturity Date shall be extended by a period of one (1) year after the Maturity Date then in effect. If Lenders holding at least seventy-five (75%) of the Commitments approve such First Extension Request and the number of Lenders not approving such request is greater than one, then (i) as to any one (but not more than one) non-approving Lender that is not replaced pursuant to
Section 2.1(d), on the Maturity Date (without regard to the requested extension thereof), the Borrower shall repay all outstanding Loans of such non- approving Lender, together with all accrued but unpaid interest thereon and any accrued but unpaid fees owing to it hereunder, in full, and such Lender's Commitment shall be terminated (the Lender to be repaid hereunder shall be referred to as a "Repaid Lender"), and (ii) subject to compliance with the provisions of the preceding clause (i), the Maturity Date shall be extended by a period of one (1) year after the Maturity Date then in effect, subject further to the Borrower identifying one or more Replacement Lenders (as defined in Section 2.1(d)) for the non-approving Lenders (other than the one Repaid Lender to be repaid on the Maturity Date (without regard to the requested extension thereof) under the preceding clause (i)). If any one or more Lenders holding more than twenty-five percent (25%) of the Commitments denies or is deemed to have denied the First Extension Request, then the Maturity Date shall not be extended except pursuant to Section 2.1(c).

(c) Subject to the provisions of this Section, the Borrower may, in a writing delivered to the Administrative Agent and each Lender other than any Repaid Lender (such Lenders, collectively, the "Remaining Lenders") not less than sixty
(60) days nor more than 120 days prior to the second anniversary of the date of this Agreement, request the Remaining Lenders to extend the Maturity Date by a period of one (1) year (a "Second Extension Request"), provided that (i) no Remaining Lender shall be obligated under any circumstances to approve any Second Extension Request, and the decision to approve or deny any Second Extension Request shall be in the sole and absolute discretion of each Remaining Lender, (ii) no extension of the Maturity Date pursuant to a Second Extension Request shall be made without the approval of Remaining Lenders holding at least seventy-five percent (75%) of the Commitments then held by Remaining Lenders, and (iii) in no event shall the Maturity Date be extended beyond the seventh anniversary of the Closing Date. In the event the Borrower makes a Second Extension Request as provided hereinabove, each Remaining Lender will, not later than thirty (30) days after delivery of such Second Extension Request, deliver to the Administrative Agent written notice of its decision whether to approve or deny such Second Extension Request, provided that the failure of any Remaining Lender to deliver such notice shall be deemed a decision to deny such Second Extension Request and shall not affect any obligations of the Borrower hereunder or result in any liability on the part of any Remaining Lender to the Borrower. The Administrative Agent will promptly notify the Borrower of the decision of the Remaining Lenders. If all the Remaining Lenders approve such Second Extension Request, then the Maturity Date shall be extended by a period of one
(1) year after the Maturity Date then in effect. If Remaining Lenders holding at least seventy-five percent (75%) of the Commitments then held by Remaining Lenders approve such Second Extension Request and the number of Remaining Lenders not approving such request is one (and there is no Repaid Lender that will be repaid pursuant to a First Extension Request under Section 2.1(b)), then
(i) if such non-approving Remaining Lender is not replaced pursuant to Section 2.1(d), then, on the Maturity Date (without regard to the requested extension thereof), the Borrower shall repay all outstanding Loans of such non-approving Remaining Lender, together with all accrued but unpaid interest thereon and any accrued but unpaid fees owing to it hereunder, in full, and such Remaining Lender's Commitment shall be terminated, and (ii) subject to compliance with the provisions of the preceding clause (i), the Maturity Date shall be extended by a period of one (1) year after the Maturity Date then in effect. If Remaining Lenders holding at least seventy-five (75%) of the Commitments then held by Remaining Lenders approve such Second Extension Request and the number of Remaining Lenders not approving such request is greater than one (and there is no Repaid Lender that will be repaid pursuant to a First Extension Request under
Section 2.1(b)), then (i) as to any one (but not more than one) non-approving Remaining Lender that is not replaced pursuant to Section 2.1(d), on the Maturity Date (without regard to the requested extension thereof), the Borrower shall repay all outstanding Loans of such non-approving Remaining Lender, together with all accrued but unpaid interest thereon and any accrued but unpaid fees owing to it hereunder, in full, and such Remaining Lender's Commitment shall thereupon be terminated, and (ii) subject to compliance with the provisions of the preceding clause (i), the Maturity Date shall be extended by a period of one (1) year after the Maturity Date then in effect, subject further to the Borrower identifying one or more Replacement Lenders (as defined in Section 2.1(d)) for the non-approving Remaining Lenders (other than the one non-approving Remaining Lender to be repaid on the Maturity Date (without regard to the requested extension thereof) under the preceding clause (i)). If Remaining Lenders holding at least seventy-five (75%) of the Commitments then held by Remaining Lenders approve such Second Extension Request and there is a Repaid Lender that will be repaid pursuant to a First Extension Request under Section 2.1(b), then the Maturity Date shall be extended by a period of one (1) year after the Maturity Date then in effect, subject to the Borrower identifying one or more Replacement Lenders (as defined in Section 2.1(d)) for all of the non-approving Remaining Lenders. If any one or more Remaining Lenders holding more than twenty-five percent (25%) of the Commitments then held by Remaining Lenders denies or is deemed to have denied the Second Extension Request, then the Maturity Date shall not be extended and, unless all of the Remaining Lenders agree otherwise, the Borrower shall not be entitled to deliver any further extension request at any time thereafter.

(d) The Borrower may, at any time and so long as no Default or Event of Default has then occurred and is continuing, replace any Lender that has not approved a First Extension Request or any Remaining Lender that has not approved a Second Extension Request by written notice to such Lender and the Administrative Agent given not more than ninety (90) days after any such event identifying one or more Persons each of which shall be an Eligible Assignee and reasonably acceptable to the Administrative Agent, which acceptance shall not be unreasonably withheld (each, a "Replacement Lender"), to replace such Lender (the "Replaced Lender"), provided that (i) the notice from the Borrower to the Replaced Lender and the Administrative Agent provided for hereinabove shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least five (5) but no more than thirty (30) Business Days after such notice is given, (ii) as of the Replacement Effective Date, each Replacement Lender shall enter into an Assignment and Acceptance with the Replaced Lender pursuant to Section 10.7(a) (but shall not be required to pay the processing fee otherwise payable to the Administrative Agent pursuant to
Section 10.7(a)), pursuant to which such Replacement Lenders collectively shall acquire, in such proportion among them as they may agree with the Borrower and the Administrative Agent, all (but not less than all) of the Commitment and outstanding Loans of the Replaced Lender, and, in connection therewith, shall pay (y) to the Replaced Lender, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date (without duplication) of (1) the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (2) the Replaced Lender's ratable share of all accrued but unpaid fees owing to the Replaced Lender under Section 2.9(a), and (z) to the Administrative Agent, for its own account, any amounts owing to the Administrative Agent by the Replaced Lender,
(iii) all other obligations of the Borrower owing to the Replaced Lender under this Agreement (other than those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full by the Borrower to the Replaced Lender on or prior to the Replacement Effective Date, and (iv) the Borrower shall pay the Administrative Agent the processing fee provided for in Section 10.7(a).

2.2 Borrowings. (a) The Loans shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a "Type" of Loan), provided that (i) all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type, and (ii) any Loans made on or within three (3) Business Days after the Closing Date shall be made initially as Base Rate Loans.

(b) In order to make a Borrowing (other than Borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to Section 2.11), the Borrower will give the Administrative Agent written notice not later than 1:00 p.m., Charlotte time, three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and one (1) Business Day prior to each Borrowing to be comprised of Base Rate Loans; provided, however, that requests for the Borrowing of any Loans to be made on the Closing Date may, at the discretion of the Administrative Agent, be given later than the times specified hereinabove. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of Exhibit B-1 and shall specify (1) the aggregate principal amount and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested date of such Borrowing (the "Borrowing Date"), which shall be a Business Day. Upon its receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

(i) the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (or, if less, in the amount of the aggregate Unutilized Commitments), and the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof;

(ii) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

(iii)if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

(c) Not later than 2:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender will make available to the Administrative Agent at its office referred to in Section 10.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Loan to be made by such Lender. To the extent the Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Borrower in accordance with Section 2.3(a) and in like funds as received by the Administrative Agent.

2.3 Disbursements; Funding Reliance; Domicile of Loans. (a) The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

(b) Unless the Administrative Agent has received, prior to 2:00 p.m., Charlotte time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the relevant Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of Section 2.2, and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, and the Administrative Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to the Type of Loans comprising such Borrowing, as determined under the provisions of
     Section 2.8. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

(c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

2.4 Notes. (a) The Loans made by each Lender shall be evidenced by a Note appropriately completed in substantially the form of Exhibit A.

(b) Each Note issued to a Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date (or, in the case of a Note issued after the Closing Date, dated the effective date of the applicable Assignment and Acceptance), (iv) be in a stated principal amount equal to such Lender's Commitment, (v) bear interest in accordance with the provisions of Section 2.8, as the same may be applicable from time to time to the Loans made by such Lender, and
     (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

(c) Each Lender will record on its internal records the amount and Type of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Notes.

(d) Upon termination of the Commitments, payment in full of the Loans hereunder, including all accrued but unpaid interest thereon, as well as any premiums or penalties, if any, and the payment of any outstanding fees earned hereunder or pursuant to the terms of any of the Credit Documents, each Lender will mark its Note "paid in full" and promptly return to the Borrower such canceled Note.

2.5 Termination and Reduction of Commitments. (a) The Commitments shall be automatically and permanently terminated at 5:00 p.m., Charlotte time, on the Termination Date (or at 5:00 p.m., Charlotte time, on July 15, 1998, but only if the Closing Date shall not have occurred on or prior to such date).

(b) At any time and from time to time after the date hereof, upon not less than five (5) Business Days' prior written notice to the Administrative Agent, the Borrower may terminate in whole or reduce in part the aggregate Unutilized Commitments, provided that any such partial reduction shall be in an aggregate amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof. The amount of any termination or reduction made under this subsection (b) may not thereafter be reinstated. Each reduction of the Commitments pursuant to this subsection shall be applied ratably among the Lenders according to their respective Commitments.

2.6 Mandatory Payments and Prepayments. (a) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the aggregate outstanding principal of the Loans shall be due and payable in full on the Maturity Date.

(b) In the event that, at any time, the aggregate principal amount of Loans outstanding at such time shall exceed the aggregate Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Loans in the amount of such excess.

(c) Each payment or prepayment pursuant to the provisions of this Section shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each, and shall be applied first to prepay all Base Rate Loans and thereafter any LIBOR Loans.

(d) Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this Section on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under
     Section 2.18 to be paid as a consequence thereof.

2.7 Voluntary Prepayments. (a) At any time and from time to time, the Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Administrative Agent not later than 1:00 p.m., Charlotte time, three (3) Business Days prior to each intended prepayment of LIBOR Loans and one (1) Business Day prior to each intended prepayment of Base Rate Loans, provided that (i) each partial prepayment shall be in an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under Section 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall be given in the form of Exhibit B-3 and shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Loans prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

(b) Each prepayment of the Loans made pursuant to subsection (a) above shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

2.8 Interest. (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Base Rate, as in effect from time to time during the periods that such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate, as in effect from time to time during the periods that such Loan is a LIBOR Loan.

(b) Upon the occurrence and during the continuance of an Event of Default as the result of failure by the Borrower to pay any principal of or interest on any Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

(c) Accrued (and theretofore unpaid) interest shall be payable as follows:

(i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

(ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause
     (iv) in Section 2.10) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months, on the date three months after the first day of such Interest Period; provided, that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

(iii)in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

(d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

(e) The Administrative Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Administrative Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

2.9 Fees. The Borrower agrees to pay:

(a) To the Administrative Agent, for the account of each Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from the date of this Agreement to the Termination Date, at a per annum rate equal to the Applicable Margin Percentage in effect for such fee from time to time during such quarter, on such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments) of the aggregate Commitments (without regard to usage), payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Termination Date; and

(b) To the Administrative Agent, for its own account, the annual administrative fee described in paragraph (2) of the Fee Letter, on the terms, in the amount and at the times set forth therein.

2.10 Interest Periods. Concurrently with the giving of a Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided, however, that:

(i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii)LIBOR Loans may not be outstanding under more than five (5) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

(iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding
     Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

(v) the Borrower may not select any Interest Period that begins prior to the Closing Date or that expires after the Maturity Date;

(vi) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

(vii)if, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans as of the expiration of the then current Interest Period applicable thereto.

2.11 Conversions and Continuations. (a) The Borrower shall have the right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Loans, or to convert any LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) to continue all or a portion of the outstanding principal amount of any LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period, provided that (x) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (y) except as otherwise provided in
     Section 2.16(d), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under Section 2.18 to be paid as a consequence thereof), and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

(b) The Borrower shall make each such election by giving the Administrative Agent written notice not later than 1:00 p.m., Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of Exhibit B-2 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event the Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

2.12 Method of Payments; Computations. (a) All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment (except as otherwise expressly provided herein as to payments required to be made directly to the Lenders) at its office referred to in Section 10.5, prior to 2:00 p.m., Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 2:00 p.m., Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause (iv) in Section 2.10 are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

(b) The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 2:00 p.m., Charlotte time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 2:00 p.m., Charlotte time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Administrative Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender.

(c) Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Administrative Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Administrative Agent, at the Federal Funds Rate.

(d) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 360 days and the actual number of days (including the first day, but excluding the last day) elapsed.

2.13 Recovery of Payments. (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Administrative Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

(b) If any amounts distributed by the Administrative Agent to any Lender are subsequently returned or repaid by the Administrative Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from the Borrower or its representative or successor in interest, the Administrative Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

2.14 Use of  Proceeds.  The  proceeds  of the  Loans  shall be used for  working
     capital  and  general  corporate  purposes  (including  acquisitions),   in
     accordance with the terms and provisions of this Agreement.

2.15 Pro Rata Treatment. (a) All fundings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their respective Commitments (in the case of the initial funding of Loans pursuant to Section 2.2) or on the basis of their respective outstanding Loans (in the case of continuations and conversions of Loans pursuant to Section 2.11), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

(b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to Section 10.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of
     (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

2.16 Increased Costs; Change in Circumstances; Illegality; etc. (a) If, at any time after the date hereof and from time to time, the introduction of or any change in any applicable law, rule or regulation or in the
     interpretation   or   administration   thereof  by  any  central   bank  or
     governmental or regulatory authority or agency charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such central bank or governmental or regulatory authority or agency (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than as a result of any change in the Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition, and the result of any of the foregoing shall be to increase the cost to such Lender in an amount deemed by such Lender to be material of making or maintaining any LIBOR Loans or to reduce the amount of any sum received or receivable by such Lender hereunder in an amount deemed by such Lender to be material, the Borrower will, promptly upon demand therefor by such Lender, pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

(b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any central bank or governmental or regulatory authority or agency charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such central bank or governmental or regulatory authority or agency (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment or Loans hereunder, of reducing, in an amount deemed by such Lender to be material, the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, promptly upon demand therefor by such Lender therefor, pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

(c) If, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Administrative Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended, and
     (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrower and the Lenders.

(d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any central bank or governmental or regulatory authority or agency charged with the interpretation or administration thereof, or compliance with any guideline or request from any such central bank or governmental or regulatory authority or agency (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrower.

(e) Determinations by the Administrative Agent or any Lender for purposes of this Section of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. No failure by the Administrative Agent or any Lender at any time to demand payment of any amounts payable under this Section shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law. If any Lender becomes entitled to claim any increased costs or reduction in return pursuant to subsections (a) or (b) above, it shall provide notice thereof to the Borrower certifying (i) that one of the events described in such subsections has occurred and describing in reasonable detail the nature of such event, (ii) as to the increased costs or reduction in return resulting from such event and (iii) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof.

2.17 Taxes. (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on, or measured by, the overall net income (or franchise taxes imposed in lieu thereof) of the Administrative Agent or any Lender by reason of any present or former connection between the Administrative Agent or such Lender and the jurisdiction of the governmental authority imposing such tax or any political subdivision thereof, other than such a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Administrative Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Administrative Agent or such Lender, as the case may be, evidence of such payment.

(b) The Borrower will indemnify the Administrative Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses, provided that the Administrative Agent or such Lender, as the case may be, uses reasonable efforts to avoid the imposition or accrual thereof if such efforts would not, in the determination of the Administrative Agent or such Lender, result in any additional costs, expense or risk to it) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent or such Lender, as the case may be, makes written demand therefor.

(c) Each of the Administrative Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Administrative Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this Section with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay to the Administrative Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Administrative Agent or such Lender is required to repay such amount to the relevant taxing authority or other governmental or regulatory authority or agency. The determination by the Administrative Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

(d) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender") and claims exemption from United States withholding tax pursuant to the Internal Revenue Code, such Non-U.S. Lender will deliver to each of the Administrative Agent and the Borrower, on or prior to the Closing Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the Closing Date, on the effective date of such assignment), (i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the  Administrative  Agent  and  the  Borrower  and to the  effect  that
     (x) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Non-U.S. Lender further agrees to deliver to each of the Administrative Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Administrative Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Administrative Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

(e) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrower and the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Administrative Agent as therein required, then the Borrower and the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

2.18 Compensation. The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to
     Section 8.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. Determinations by any Lender for purposes of this Section of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such determinations are made in good faith.

                                   ARTICLE III

                             CONDITIONS OF BORROWING

3.1 Conditions of Initial Borrowing. The obligation of each Lender to make Loans in connection with the initial Borrowing hereunder is subject to the satisfaction on or prior to the Closing Date of the following conditions precedent:

(a) The Administrative Agent shall have received the following, each dated as of the Closing Date:

(i) a Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Commitment, each duly completed in accordance with the relevant provisions of Section 2.4 and executed by the Borrower; and

(ii) the favorable opinion of John McCann, counsel to the Borrower, in substantially the form of Exhibit E, addressed to the Administrative Agent and the Lenders and addressing such other matters as the Administrative Agent or any Lender may reasonably request, in sufficient copies for each Lender.

(b) The Administrative Agent shall have received a certificate, signed by the president, the chief executive officer, the chief operating officer, the chief financial officer or the treasurer of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, (iii) both immediately before and after giving effect to the consummation of the transactions contemplated hereby, no Material Adverse Change has occurred since December 31, 1997, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and (iv) all conditions to the initial extensions of credit hereunder set forth in this Section have been satisfied or waived as required hereunder.

(c) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the certificate of incorporation and all amendments thereto of the Borrower certified as of a recent date by the Secretary of State of Delaware, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of the Borrower as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of authorizing resolutions duly adopted by the Borrower authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above.

(d) The Administrative Agent shall have received (i) a certificate as of a recent date of the good standing of each of the Borrower and the
     Significant Subsidiaries under the laws of its jurisdiction of organization, from the Secretary of State (or comparable governmental or regulatory authority or agency) of such jurisdiction, and (ii) a certificate as of a recent date of the qualification of the Borrower to conduct business as a foreign corporation in the State of Connecticut, from the Secretary of State of Connecticut.

(e) All legal matters, documentation, and corporate or other proceedings incident to the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Agent; all approvals, permits and consents of any governmental or regulatory authorities or agencies (including, without limitation, all relevant Insurance Regulatory
     Authorities) or other Persons, if any, required in connection with the execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby shall have been obtained, without the imposition of conditions that are not acceptable to the Administrative Agent, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any governmental or regulatory authority or agency having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other governmental or regulatory authority or agency, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or that could reasonably be expected to have a Material Adverse Effect.

(f) Since December 31, 1997, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

(g) The Borrower shall have paid (i) to the Administrative Agent, the initial payment of the annual administrative fee described in paragraph (2) of the Fee Letter, and (ii) all other fees and expenses of the Administrative Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including reasonable fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

(h) The Administrative Agent shall have received an Account Designation Letter.

(i) The Administrative Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

3.2 Conditions of All Borrowings. The obligation of each Lender to make any Loans hereunder, including the initial Loans, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

(a) The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.2(b);

(b) Each of the representations and warranties contained in Article IV shall be true and correct on and as of such Borrowing Date or date of issuance with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

(c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made.

Each giving of a Notice of Borrowing, and the consummation of each Borrowing, shall constitute a representation made by the Borrower that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

4.1  Corporate Organization and Power. Each of the Borrower and its Subsidiaries
     (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

4.2 Authorization; Enforceability. The Borrower has taken, or on the Closing Date will have taken, all necessary corporate action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

4.3 No Violation. The execution, delivery and performance by the Borrower of this Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its certificate of incorporation or bylaws or contravene any other material Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iii) result in or require the creation or imposition of any Lien upon any of its properties or assets. Except as set forth on Schedule 4.3 or as otherwise permitted by this Agreement, no Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

4.4 Governmental and Third-Party Authorization; Permits. (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any governmental or regulatory authority or agency or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof.

(b) Each of the Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(c) Schedule 4.4 lists with respect to each Insurance Subsidiary, as of the Closing Date, all of the jurisdictions in which such Insurance Subsidiary holds licenses (including, without limitation, licenses or certificates of authority from relevant Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"), and indicates the line or lines of insurance in which each such Insurance Subsidiary is permitted to be engaged with respect to each License therein listed. To the knowledge of the Borrower, except as set forth on Schedule 4.4, (i) no such License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, (ii) there is no sustainable basis for such a suspension, revocation or limitation, and (iii) no such suspension, revocation or limitation is threatened by any relevant Insurance Regulatory Authority, except in each of (i), (ii) or (iii), where the same would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. No Insurance Subsidiary transacts any insurance business, directly or indirectly, in any jurisdiction other than those listed on
     Schedule 4.4, where such business requires any license, permit or other authorization of a Insurance Regulatory Authority of such jurisdiction, except where the same would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

4.5 Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other governmental or regulatory authority or agency or other Person, (i) against or affecting the Borrower, any of its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents.

4.6 Taxes. Each of the Borrower and its Subsidiaries has timely filed all federal, state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those (i) that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP or (ii) the failure to file or pay which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any governmental or regulatory authority or agency of the tax liability of the Borrower or any of its Subsidiaries, and there is no unresolved claim by any governmental or regulatory authority or agency concerning the tax liability of the Borrower or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP and claims that, if adversely determined, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

4.7 Subsidiaries. Schedule 4.7 sets forth a list, as of the Closing Date, of all of the Subsidiaries of the Borrower and, as to each such Subsidiary, the percentage ownership (direct and indirect) of the Borrower in each class of its capital stock and each direct owner thereof. Except for the shares of capital stock expressly indicated on Schedule 4.7, there are no shares of capital stock, warrants, rights, options or other equity securities, or other Capital Stock of any Subsidiary of the Borrower outstanding or reserved for any purpose. All outstanding shares of capital stock of each Subsidiary of the Borrower are duly and validly issued, fully paid and nonassessable.

4.8 Full Disclosure. All factual information heretofore or contemporaneously furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

4.9 Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

4.10 No Material Adverse Change. There has been no Material Adverse Change since December 31, 1997, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

4.11 Financial Matters. (a) The Borrower has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1997, 1996, and 1995, and the related statements of income, cash flows and stockholders' equity for the fiscal years then ended, together with the opinion of Deloitte & Touche LLP thereon, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1998, and the related statements of income, cash flows and stockholders' equity for the three-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

(b)  The Borrower has heretofore furnished to the Administrative Agent copies of
     (i) the Annual Statement of each of the Significant Insurance Subsidiaries as of December 31, 1997, and for the fiscal year then ended, each as filed with the Insurance Regulatory Authority of its jurisdiction of legal domicile, and (ii) the Quarterly Statement of each of the Significant Insurance Subsidiaries as of March 31, 1998, and for the three-month period then ended, each as filed with the Insurance Regulatory Authority of its jurisdiction of legal domicile. Such statutory financial statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared in accordance with SAP (except as may be reflected in the notes thereto and subject, with respect to the Quarterly Statements, to the absence of notes required by SAP and to normal year-end adjustments), were in compliance in all material respects with applicable Requirements of Law when filed and present fairly the financial position of the respective Significant Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flow of the respective Significant Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the most recent statutory financial statements referred to above (including, without limitation, reserves, policy and contract claims and statutory liabilities), there are no material liabilities or obligations with respect to any Significant Insurance Subsidiary of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due). All books of account of each Insurance Subsidiary fully and fairly disclose all of its material transactions, properties, assets, investments, liabilities and obligations, are in its possession and are true, correct and complete in all material respects.

(c) The investments of each of the Insurance Subsidiaries reflected in its most recently filed Annual Statement and Quarterly Statement comply in all material respects with all applicable requirements of the Insurance Regulatory Authority of its jurisdiction of legal domicile. The amounts shown in the most recently filed Annual Statement and Quarterly Statement for each of the Insurance Subsidiaries for reserves, policy and contract claims, agents' balances and uncollected premiums and statutory liabilities were computed in accordance with commonly accepted actuarial standards consistently applied, were fairly stated in accordance with sound actuarial principles, were computed on the basis of assumptions consistent with those of the preceding fiscal year, and meet in all material respects the requirements of the Insurance Regulatory Authority of its jurisdiction of legal domicile. Such reserves as established by each Insurance Subsidiary were, in the judgment of the Borrower, adequate as of such date for the payment by such Insurance Subsidiary of all of its insurance benefits, losses, claims and investigative expenses. Marketable securities and short-term investments reflected in each Insurance Subsidiary's most recently filed Annual Statement and Quarterly Statement are valued at cost, amortized cost or market value, as required by applicable Requirements of Law.

(d) Each of the Borrower and its Significant Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby, (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

4.12 Ownership of Properties. Each of the Borrower and its Subsidiaries (i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in Section 4.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens and in each case except to the extent the failure to own or hold such property would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

4.13 ERISA. (a) Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA, and each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code, in each case as in effect at the time the representations contained herein are made. No ERISA Event (i) has occurred within the five-year period prior to the Closing Date, (ii) has occurred and is continuing, or (iii) to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan. No Plan has any Unfunded Pension Liability as of the most recent annual valuation date applicable thereto, and neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to
     Section 4069 or 4212(c) of ERISA.

(b) Neither the Borrower nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate would become subject to any liability under ERISA if the Borrower or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date. No Multiemployer Plan is in "reorganization" or is "insolvent" within the meaning of such terms under ERISA.

4.14 Environmental Matters. Except as set forth on Schedule 4.14:

(a) No Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been or is presently the subject of an environmental audit, assessment or remedial action.

(b) No portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; no portion of such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems; and there are not and have never been any underground storage tanks situated on any real property, leased or owned, of the Borrower or any of its Subsidiaries.

(c) All activities and operations of the Borrower and its Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries has obtained all licenses and permits under Environmental Laws necessary to its respective operations; all such licenses and permits are being maintained in good standing; and each of the Borrower and its Subsidiaries is in compliance with all terms and conditions of such licenses and permits, except for such licenses and permits the failure to obtain, maintain or comply with which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any governmental or regulatory authority or agency or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Borrower, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

4.15 Compliance With Laws. Each of the Borrower and its Subsidiaries has filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any governmental or regulatory authority or agency, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

4.16 Regulated  Industries.  Neither the Borrower nor any of its Subsidiaries is
     (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

4.17 Insurance. The assets, properties and business of the Borrower and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

5.1 Financial Statements. The Borrower will deliver to each Lender:

(a) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending June 30, 1998, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated statements of income, cash flows and stockholders' equity for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

(b) As soon as available and in any event within 105 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1998, an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income, cash flows and stockholders' equity for the Borrower and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination.

5.2  Statutory Financial Statements. The Borrower will deliver to each Lender:

(a) As soon as practicable and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending June 30, 1998, a Quarterly Statement of each Significant Insurance Subsidiary as of the end of such fiscal quarter and for that portion of the fiscal year then ended, in the form filed with the Insurance Regulatory Authority of its jurisdiction of legal domicile, prepared in accordance with SAP applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter;

(b) As soon as practicable and in any event within seventy-five (75) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1998, an Annual Statement of each Significant Insurance Subsidiary as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the Insurance Regulatory Authority of its jurisdiction of legal domicile, prepared in accordance with SAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year;

(c) As soon as practicable and in any event within 106 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1998, the insurance expense exhibits, actuarial opinions and management discussion and analysis required to be filed with the Annual Statement of each Significant Insurance Subsidiary as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the Insurance Regulatory Authority of its jurisdiction of legal domicile; and

(d) As soon as practicable and in any event within 135 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1998, the combined Annual Statement of the Insurance Subsidiaries as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the Connecticut Department of Insurance, prepared in accordance with SAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, together with a certificate of a Financial Officer of the Borrower to the effect that such Annual Statement fairly presents the statutory combined financial condition of the Insurance Subsidiaries in accordance with SAP.

5.3  Other Business and Financial Information. The Borrower will deliver to each
     Lender:

(a) Concurrently with each delivery of the financial statements described in Sections 5.1, 5.2(a) and 5.2(b), a Compliance Certificate in the form of Exhibit C-1 (in the case of the financial statements described in
     Section 5.1) or Exhibit C-2 (in the case of the financial statements described in Sections 5.2(a) and 5.2(b)) with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of the Borrower, together, in the case of the financial statements described in Section 5.1, with a Covenant Compliance Worksheet reflecting the computation of the financial covenant set forth in Section 6.1 as of the last day of the period covered by such financial statements, and in the case of the financial statements described in Sections 5.2(a) and 5.2(b), with a Covenant Compliance Worksheet reflecting the computation of the financial covenant set forth in Section 6.2 as of the last day of the period covered by such financial statements;

(b) Promptly upon receipt thereof, copies of the final executed "management letter" submitted to the Borrower by its certified public accountants in connection with each annual audit;

(c) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower shall send or make available generally to its shareholders,
     (ii) all Forms 10-K, 10-Q and 8-K and registration statements and prospectuses (after such documents become effective) that the Borrower shall file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, (iii) all significant reports on examination or similar significant reports, final financial examination reports or significant market conduct examination reports by the NAIC or any Insurance Regulatory Authority or any governmental or regulatory authority or agency with respect to any Insurance Subsidiary's insurance business, (iv) all significant filings made under applicable state insurance holding company acts by the Borrower or any of its Subsidiaries, including, without limitation, filings seeking approval of transactions with Affiliates, and
     (v) all financial press releases made by the Borrower;

(d) Promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of any of the following:

(i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

(ii) the institution of any action, suit, investigation or proceeding against or affecting the Borrower or any of its Subsidiaries, including any such investigation or proceeding by any Insurance Regulatory Authority or other governmental or regulatory authority or agency (other than routine or periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 4.5 or this subsection;

(iii)the receipt by the Borrower or any of its Subsidiaries from any governmental or regulatory authority or agency of (y) any notice asserting any failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against the Borrower or such Subsidiary or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (z) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization (including, without limitation, any License) of the Borrower or any of its Subsidiaries, where such action would be reasonably likely to have a Material Adverse Effect;

(iv) The occurrence of any changes in any Insurance Code governing the dividend practices of any of the Insurance Subsidiaries that would be reasonably likely to have a Material Adverse Effect;

(v)  Any change in the rating of any  Insurance  Subsidiary  by A.M. Best & Co.,
     Inc.;

(vi) Any change in the rating of the Borrower's senior unsecured long-term debt by Standard & Poor's, Moody's or Duff & Phelps;

(vii)the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event; and

(viii) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

(e) Within sixty (60) days after request therefor by the Required Lenders from time to time (but not more than once per year) consolidated projected financial statements for the Borrower and its Subsidiaries in such scope and detail as may be prepared for its own internal purposes; and

(f) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA) as the Administrative Agent or any Lender may from time to time reasonably request.

5.4 Corporate Existence; Franchises; Maintenance of Properties. The Borrower will, and will cause each of its Significant Subsidiaries to, (i) maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by Sections 7.1 or 7.4, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by governmental or regulatory authorities or agencies and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

5.5 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.

5.6 Payment of Obligations. Except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, (i) pay all Indebtedness as and when due (subject to any applicable subordination provisions) and otherwise comply with and perform all contracts, agreements and instruments creating or evidencing Indebtedness to which it is a party, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien (other than a Permitted Lien) upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

5.7 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

5.8 Maintenance of Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP or SAP, as applicable, and in compliance with the requirements of any governmental or regulatory authority or agency having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

5.9 Ownership of Insurance Subsidiaries. Except as permitted by Sections 7.1 or 7.4, the Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that it owns at all times at least the same percentage of issued and outstanding shares of each class of Capital Stock of its Insurance Subsidiaries as is owned on the date hereof.

5.10 Year 2000 Compatibility. Each of the Borrower and its Subsidiaries shall take such action as is necessary to assure that its computer based systems are able to operate and effectively process data including dates on or after January 1, 2000 if such operating or processing failure would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. At the Administrative Agent's request, the Borrower and each of its Subsidiaries shall provide to the Administrative Agent reasonable assurance of its Year 2000 compatibility or progress thereto.

5.11 Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.

                                   ARTICLE VI

                               FINANCIAL COVENANTS

The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

6.1 Capitalization Ratio. The Borrower will not permit the Capitalization Ratio to be greater than 0.4 to 1.0 as of the last day of any fiscal quarter, beginning with the fiscal quarter ending June 30, 1998.

6.2 Combined Statutory Surplus. The Borrower will not permit Combined Statutory Surplus, at any time from and after the Closing Date, to be less than (i) $650,000,000 plus (ii) 30% of the aggregate of Combined Statutory Net Income for each fiscal year ending on or after December 31, 1998 up to and including the date of determination (provided that Combined Statutory Net Income for any such fiscal year shall be taken into account for purposes of this calculation only if positive).


                                   ARTICLE VII

                               NEGATIVE COVENANTS

The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

7.1 Merger; Consolidation. The Borrower will not, and will not permit or cause any of its Significant Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that the Borrower or any Significant Subsidiary may merge or consolidate with another Person so long as (x) the surviving entity is the Borrower or a Wholly Owned Subsidiary
     (and in any event, if the Borrower is a party to such merger or consolidation, the surviving entity shall be the Borrower), and (y) immediately after giving effect thereto, no Default or Event of Default would exist.

7.2 Secured Indebtedness. The Borrower will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness or Contingent Obligations secured by a Lien of or upon any assets , properties, shares of Capital Stock or Indebtedness of any Subsidiary which assets, properties, shares or Indebtedness are owned or held by the Borrower or any other Subsidiary ("Secured Indebtedness"), except for (i) Secured Indebtedness secured by Liens expressly permitted under clause (vi) of Section 7.3, and (ii) Secured Indebtedness in an aggregate principal amount outstanding at any time not exceeding ten percent (10%) of Consolidated Net Worth as of the last day of the fiscal quarter then most recently ended for which financial statements and a Compliance Certificate have been delivered pursuant to Sections 5.1 and 5.3.

7.3 Liens. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

(i)  Liens in existence on the Closing Date and set forth on Schedule 7.3;

(ii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(iii)Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 8.1(k)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

(iv) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(v) Liens securing Indebtedness permitted under clause (ii) of Section 7.2 (which Liens shall include purchase money Liens not expressly permitted under clause (vi) of this Section 7.3);

(vi) Liens upon equipment, real property or other fixed assets acquired by the Borrower or any of its Subsidiaries, securing Indebtedness incurred to finance the payment of all or part of the purchase price thereof (including in connection with capital leases), which Liens secure purchase money Indebtedness not exceeding $1,000,000 with respect to each Lien individually or $10,000,000 with respect to all such Liens in the aggregate;

(vii)any attachment or judgment Lien not  constituting an Event of Default under
     Section 8.1(j) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(viii) Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases;

(ix) Liens arising under insurance holding company statutes or regulations;

(x) Liens upon cash and United States government and agency securities of the Borrower and its Subsidiaries, securing obligations incurred in connection with reverse repurchase transactions and other similar investment management transactions of such types and in such amounts as are customary for companies similar to the Borrower in size and lines of business and that are entered into by the Borrower and its Subsidiaries in the ordinary course of business;

(xi) Liens on Borrower Margin Stock, to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock);

(xii)with respect to any real property occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes; and

(xiii) interests of counterparties under leases, licenses and franchises to which the Borrower or any of its Subsidiaries is a party.

7.4 Disposition of Assets. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of related transactions) any Material Assets, or enter into any arrangement with any Person providing for the lease by the Borrower or any Subsidiary as lessee of any Material Assets that have been sold or transferred by the Borrower or such Subsidiary to such Person, or agree to do any of the foregoing; provided, however, that the Borrower or any Subsidiary may, to the extent permitted by applicable Requirements of Law and each relevant Insurance Regulatory Authority, sell, assign or otherwise dispose of any of its Material Assets to the Borrower or another Wholly Owned Subsidiary so long as (y) if the Material Assets assigned are the assets or Capital Stock of an Insurance Subsidiary, such sale, assignment or disposition will not materially reduce the aggregate amount of dividends or distributions that could be realized, directly or indirectly, by the Borrower from its Subsidiaries, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

7.5 Transactions with Affiliates. The Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction material to the Borrower and its Subsidiaries, taken as a whole, with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are not substantially less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

(i) transactions described on Schedule 7.5 or otherwise expressly permitted under this Agreement;

(ii) transactions pursuant to employee benefit plans, employment contracts and other employment arrangements established or entered into in the ordinary course of business;

(iii)the payment by the Borrower of reasonable and customary fees to members of its board of directors; and

(iv) transactions   between  or  among  the   Borrower   and  its  Wholly  Owned
     Subsidiaries.

7.6 Lines of Business. The Borrower will not, and will not permit or cause any of its Significant Subsidiaries to, engage in any business other than the property and casualty insurance business, the businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date, or (in each instance) a business reasonably incidental or related thereto (the "Permitted Lines of Business"); provided, however, that if the Borrower or any Subsidiary shall acquire the Capital Stock or assets of a Person or business that (i) is engaged in a business other than the Permitted Lines of Business and (ii) after giving pro forma effect to such acquisition as if it were consummated on the first day of the period of four fiscal quarters ending on the last day of the fiscal quarter then most recently ended, has (A) assets as of the date of such acquisition comprising greater than five percent (5%) of Consolidated Total Assets as of the last day of the fiscal quarter then most recently ended or (B) Net Income comprising greater than five percent (5%) of Consolidated Net Income for the period of four fiscal quarters ending on the last day of the fiscal quarter then most recently ended, the Borrower or such Subsidiary shall be permitted to engage in such business for a period of 180 days from the date of such acquisition; but provided further that, notwithstanding the foregoing, the Borrower will not permit the aggregate of the businesses other than the Permitted Lines of Business engaged in by the Borrower and its Subsidiaries to have, as of the last day of any fiscal quarter, (x) assets comprising greater than twenty percent (20%) of Consolidated Total Assets as of such date or (y) Net Income for the four fiscal quarters ending on such date comprising greater than twenty percent (20%) of Consolidated Net Income for such period.

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

7.7 Limitation on Certain Restrictions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or (become effective any contractual restriction or encumbrance on (i) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents or (ii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law and such restrictions or encumbrances as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

7.8 Fiscal Year. The Borrower will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31 unless (i) the Borrower shall have given the Lenders written notice of its intention to change such fiscal year at least sixty
     (60) days prior to the effective date thereof and (ii) prior to such effective date this Agreement shall have been amended to make any changes in the financial covenants and other terms and conditions to the extent necessary, in the reasonable determination of the Required Lenders, to reflect the new fiscal year ending date.

7.9 Accounting Changes. The Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required or permitted by GAAP or SAP, as applicable.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

(a)  The Borrower shall fail to pay any principal of the Loans when due;

(b) The Borrower shall fail to pay any interest on the Loans, any fees or any other Obligation when due, and such failure shall continue unremedied for three (3) Business Days;

(c) The Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of Sections 2.14, 5.4(i), 5.9 or in
     Article VI or Article VII;

(d) The Borrower or any of its Subsidiaries shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in subsections (a) and (b) above, and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower;

(e) Any representation or warranty made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made or furnished;

(f) The Borrower or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement and intercompany Indebtedness) having an aggregate principal amount of at least $20,000,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

(g) The Borrower or any of its Significant Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect,
     (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (g) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets,
     (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

(h) Any involuntary petition or case shall be filed or commenced against the Borrower or any of its Significant Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

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(i)  Any  Insurance  Regulatory  Authority or other  governmental  or regulatory
     authority  or  agency  having   jurisdiction   shall  issue  any  order  of
     conservation, supervision, rehabilitation or liquidation or any other order of similar effect in respect of any Significant Insurance Subsidiary, and such action, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

(j) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $20,000,000 shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties and (i) the same shall not be dismissed, stayed or discharged for a period of sixty (60) days or is not otherwise being appropriately contested in good faith and in a manner reasonably satisfactory to the Required Lenders, or (ii) the same is not dismissed, stayed or discharged within five (5) days prior to the date of any proposed sale of assets of the Borrower or any Subsidiary pursuant thereto;

(k) Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events and other events or conditions then existing, the Borrower and its ERISA Affiliates have incurred or would be reasonably likely to incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $20,000,000;

(l) Any one or more licenses, permits, accreditations or authorizations of the Borrower or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any governmental or regulatory authority or agency in response to any alleged failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; or

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

(m) Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 20% or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of the individuals who constituted the Board of Directors as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower as of the date hereof (or their replacements approved as herein required).

8.2 Remedies: Termination of Commitments, Acceleration, etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

(a) Declare the Commitments to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to Section 8.1(g) or Section 8.1(h), the Commitments shall automatically be terminated);

(b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of Default pursuant to Section 8.1(g) or
     Section 8.1(h), all of the outstanding principal amount of the Loans and all other amounts described in this subsection (b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower);

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(c)  Take any and all action necessary to obtain, at the Borrower's  expense and as soon as reasonably possible, with respect to each Significant Insurance Subsidiary, a current actuarial review and valuation statement of, and opinion as to the adequacy of, such Insurance Subsidiary's loss and loss adjustment expense reserve positions with respect to the insurance business then in force, and covering such other subjects as are customary in actuarial reviews and as may be requested by the Required Lenders, prepared by an independent actuarial firm acceptable to the Required Lenders in accordance with reasonable actuarial assumptions and procedures (the Borrower hereby agreeing to cooperate in connection therewith); and

(d) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

8.3 Remedies: Set-Off. In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by the Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, the Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.


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                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

9.1 Appointment. Each Lender hereby irrevocably appoints and authorizes First Union to act as Administrative Agent hereunder and under the other Credit Documents and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

9.2 Nature of Duties. The Administrative Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Administrative Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Administrative Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

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

9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Administrative Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Administrative Agent in accordance with the provisions of this Agreement. The Administrative Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Administrative Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

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

9.5 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Administrative Agent or any such Person hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

9.6 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto. The Administrative Agent shall (subject to Sections 9.4 and 10.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

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

9.7 Indemnification. To the extent the Administrative Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, and (ii) to reimburse the Administrative Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

9.8 The Administrative Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it and the Note or Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Administrative Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

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9.9  Successor  Administrative Agent. The Administrative Agent may resign at any time by giving ten (10) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Administrative Agent (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such ten-day period, then the retiring Administrative Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. If no
     successor  to  the  Administrative   Agent  has  accepted   appointment  as
     Administrative Agent by the thirtieth (30th) day following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for hereinabove.

9.10 Syndication Agent, Documentation Agent. Notwithstanding any other provision of this Agreement or any of the other Credit Documents, the Syndication
     Agent and the Documentation Agent are named as such for recognition purposes only, and in their capacities as such shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.


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                                    ARTICLE X

                                  MISCELLANEOUS

10.1 Fees and Expenses. The Borrower agrees (i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent) in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement and the other Credit Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender (including, without limitation, reasonable attorneys' fees and expenses) in connection with (y) any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold the Administrative Agent and each Lender harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Administrative Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents.

10.2 Indemnification. The Borrower agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold the Administrative Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Credit Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans, or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand.

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10.3 Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE OTHER CREDIT
     DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). EACH PARTY HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF
     DEALING,   STATEMENT   (WHETHER   ORAL  OR   WRITTEN)  OR  ACTIONS  OF  THE
     ADMINISTRATIVE AGENT OR ANY LENDER OR THE BORROWER. THE

BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

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10.4 Arbitration;  Preservation  and Limitation of Remedies.  (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected
     with  or  relating  to  this   Agreement  or  any  other  Credit   Document
     ("Disputes")  between  or  among  the  Borrower,   its  Subsidiaries,   the
     Administrative  Agent and the Lenders, or any of them, shall be resolved by
     binding   arbitration  as  provided  herein.   Institution  of  a  judicial
     proceeding by a party does not waive the right of any party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and the Federal Arbitration Act, Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Administrative Agent is located. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of sixty (60) days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to any Hedge Agreement that is a Credit Document. The parties do not waive applicable federal or state substantive law except as provided herein.

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(b)  Notwithstanding the preceding binding arbitration  provisions,  the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or
     prosecute  the  following  remedies,  as  applicable:   (i) all  rights  of
     self-help, including peaceful occupation of real property and collection of
     rents,   set-off,   and   peaceful   possession   of   personal   property;
     (ii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iii) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that, except in the case of willful misconduct, no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in
     connection   with  any  Dispute,   whether  such  Dispute  is  resolved  by
     arbitration or judicially. The parties acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute.

10.5 Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

(a)  if to the Borrower, to 9 Farm Springs Road, Farmington,  Connecticut 06032,
     Attention: Treasurer, Telecopy No. (860) 674-6991, with a copy to the attention of the Secretary, Telecopy No. (860) 674-6890;

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

(b) if to the Administrative Agent, to First Union National Bank, One First Union Center, DC-4, 301 South College Street, Charlotte, North Carolina 28288-0680, Attention: Syndication Agency Services, Telecopy No. (704) 383-0288; and

(c) if to any Lender, to it at the address set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address set forth in its Assignment and Acceptance);

     or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be effective upon receipt by the party to whom sent.

10.6 Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided however, that no such amendment, modification, waiver, discharge, termination or consent shall:

(a) unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Administrative Agent for its own account), or
     (ii) except as set forth in Section 2.1, extend the Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan (other than additional interest payable under Section 2.8(b) at the election of the Required Lenders, as provided therein), any fees (other than fees payable to the Administrative Agent for its own account) or any other Obligations;

(b) unless agreed to by all of the Lenders, (i) increase or extend any Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase), (ii) change the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder (including as set forth in the definition of "Required Lenders" and in Section 2.1), or (iii) change any provision of
     Section 2.15 or this Section; and

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

(c) unless agreed to by the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the rights or obligations of the Administrative Agent hereunder or under any of the other Credit Documents;

     and provided further that the Fee Letter may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

10.7 Assignments, Participations. (a) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it and the Note or Notes held by it); provided, however, that (i) any such assignment (other than an assignment to a Lender or an Affiliate of a Lender) shall not be made without the prior written consent of the
     Administrative Agent and the Borrower (to be evidenced by its counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing), (ii) each such assignment shall be of a uniform, and not varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (iii) no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than $5,000,000, determined by combining the amount of the assigning Lender's outstanding Loans and Unutilized Commitment being assigned pursuant to such assignment (or, if less, the entire Commitment of the assigning Lender), and (iv) the parties to each such assignment will execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and the Assignor and/or the Assignee will pay a nonrefundable processing fee of $3,000 to the Administrative Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Administrative Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Administrative Agent and the other parties hereto as if set forth at length herein.

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

(b) The Administrative Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

(c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and, if required, counterexecuted by the Borrower, together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Administrative Agent will (i) accept such Assignment and Acceptance,
     (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the provisions of Section 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of Exhibit A. The Administrative Agent will return canceled Notes to the Borrower.

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

(d) Each Lender may, without the consent of the Borrower, the Administrative Agent or any other Lender, sell to one or more other Persons other than an insurance company, insurance holding company or any financial institution that has a substantial interest in an insurance company, unless agreed to by the Borrower (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, those under Section 10.13) shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would (x) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase or extend any Commitment of any Lender), and
     (iv) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of Sections 2.16(a), 2.16(b), 2.17, 2.18 and 8.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

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

(e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

(f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 10.13.

10.8 No Waiver. The rights and remedies of the Administrative Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower and the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

10.9 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) the Borrower shall not sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement without the prior written consent of all of the Lenders and (ii) any Assignees and Participants shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of Section 10.7.

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

10.10Survival. All representations, warranties and agreements made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof and the making and repayment of the Loans. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of Sections 2.16(a), 2.16(b), 2.17, 2.18, 9.7,
     10.1 and 10.2, shall survive the payment in full of all Loans, the termination of the Commitments and any termination of this Agreement or any of the other Credit Documents.

10.11Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

10.12Construction.   The  headings  of  the  various   articles,   sections  and
     subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

10.13Confidentiality.  Each Lender  agrees to exercise such care to maintain the confidentiality of all confidential information provided to it by or on behalf of the Borrower or any of its Subsidiaries in connection with this Agreement or any other Credit Document that it would exercise with respect to its own confidential information, and agrees not to use any such information for any purpose or in any manner other than as permitted by this Agreement; provided, however, that any Lender may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors (provided that such Persons have been made aware of the nonpublic and confidential nature of such information and of the restrictions herein against disclosure thereof),
     (ii) at the demand or request of any bank regulatory authority, court or governmental or regulatory authority or agency having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law (provided that notice of any such subpoena or other legal process shall be promptly furnished to the Borrower, unless such notice is legally prohibited, so that the Borrower may seek an appropriate protective order), (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto to which it is a party, (iv) to the Administrative Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions and limitations of Section 10.7(f).

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

10.14Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Administrative Agent and the Borrower of written or telephonic notification of such execution and authorization of delivery thereof.

10.15Disclosure of Information. With the prior consent of the Borrower, which shall not be unreasonably withheld, the Administrative Agent may disclose information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

10.16Entire  Agreement.  THIS AGREEMENT AND THE OTHER  DOCUMENTS AND INSTRUMENTS
     EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER FROM FIRST UNION TO THE BORROWER DATED MAY 21, 1998, BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED,
     SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                         ORION CAPITAL CORPORATION


                                         By: /s/ Craig A. Nyman
                                         ----------------------

                                         Title: V.P.& Treasure
                                         ---------------------
































                                                   (signatures continued)

                                          FIRST UNION NATIONAL BANK, as
                                       Administrative Agent and as a Lender


                                       By: /s/ Gail M. Golightly
                                       -------------------------
Commitment:
$30,000,000                            Title: Senior Vice President
                                       ----------------------------


                                       Instructions for wire  transfers to the
                                         Administrative Agent:

                                       First Union National Bank
                                       ABA Routing No. 053000219
                                       Charlotte, North Carolina
                                       Account No.: 5000000015265
                                       Account Name: Orion Capital Corporation
                                       Attention: Syndication Agency Services

                                       Address for notices as a Lender:

                                       First Union National Bank
                                       One First Union Center, 5th Floor
                                       301 South College Street
                                       Charlotte, North Carolina 28288-0735
                                       Attention: Stuart A. Napshin
                                       Telephone: (704) 383-3936
                                       Telecopy: (704) 383-7611

                                       Lending Office:

                                       First Union National Bank
                                       One First Union Center, 5th Floor
                                       301 South College Street
                                       Charlotte, North Carolina 28288-0735
                                       Attention: Stuart A. Napshin
                                       Telephone: (704) 383-3936
                                       Telecopy: (704) 383-7611





                                                   (signatures continued)

                                          BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION, as
                                        Documentation Agent and as a Lender


                                        By: /s/ Elizabeth W.F. Bishop
                                        -----------------------------
Commitment:
$30,000,000                             Title: Vice President
                                        ---------------------


                                        Address for notices:

                                        Bank of America National Trust and
                                        Savings Association
                                        231 South LaSalle
                                        Chicago, Illinois  60697
                                        Attention: Elizabeth Bishop
                                        Telephone: (312) 828-6550
                                        Telecopy: (312) 987-0889

                                        Lending Office:

                                        Bank of America National Trust and
                                        Savings Association
                                        231 South LaSalle
                                        Chicago, Illinois  60697
                                        Attention: Elizabeth Bishop
                                        Telephone: (312) 828-6550
                                        Telecopy: (312) 987-0889














                                                   (signatures continued)

                                            FLEET NATIONAL BANK, as Syndication
                                                 Agent and as a Lender


                                                 By: /s/ Anson Harris
                                                 --------------------
Commitment:
$30,000,000                                      Title: Vice President
                                                 ---------------------


                                                 Address for notices:

                                                 Fleet National Bank
                                                 Mail Code:  CTMO 0250
                                                 777 Main Street
                                                 Hartford, Connecticut  06115
                                                 Attention: Anson Harris
                                                 Telephone: (860) 986-7518
                                                 Telecopy: (860) 986-1264

                                                 Lending Office:

                                                 Fleet National Bank
                                                 777 Main Street
                                                 Hartford, Connecticut  06115
                                                 Attention: Anson Harris
                                                 Telephone: (860) 986-7518
                                                 Telecopy: (860) 986-1264

















                                                   (signatures continued)

                                            THE FIRST NATIONAL BANK OF CHICAGO


                                            By: /s/ Cynthia W. Priest
                                            -------------------------
Commitment:
$20,000,000                                 Title: Vice President
                                            ---------------------


                                            Address for notices:

                                            The First National Bank of Chicago
                                            One First National Plaza
                                            Suite 0085
                                            Chicago, Illinois  60670
                                            Attention: Cynthia W. Priest
                                            Telephone: (312) 732-9565
                                            Telecopy: (312) 732-4033

                                            Lending Office:

                                            The First National Bank of Chicago
                                            One First National Plaza
                                            Suite 0085
                                            Chicago, Illinois  60670
                                            Attention: Cynthia W. Priest
                                            Telephone: (312) 732-9565
                                            Telecopy: (312) 732-4033

















                                                   (signatures continued)

                                         MELLON BANK, N.A.


                                         By: /s/ Susan M. Whitewood
                                         --------------------------
Commitment:
$20,000,000                              Title: Vice President
                                         ---------------------


                                         Address for notices:

                                         Mellon Bank, N.A.
                                         One Mellon Bank Center
                                         Room 370
                                         Pittsburgh, Pennsylvania  15258
                                         Attention: Susan Whitewood
                                         Telephone: (412) 234-7112
                                         Telecopy: (412) 234-8087

                                         Lending Office:
                                         Mellon Bank, N.A.
                                         One Mellon Bank Center
                                         Room 370
                                         Pittsburgh, Pennsylvania  15258
                                         Attention: Susan Whitewood
                                         Telephone: (412) 234-7112
                                         Telecopy: (412) 234-8087

















                                                   (signatures continued)

                                        STATE STREET BANK AND TRUST
                                                 COMPANY


                                        By: /s/ Edward M. Anderson
                                        --------------------------
Commitment
$20,000,000                             Title: Vice President
                                        ---------------------


                                        Address for notices:

                                        State Street Bank and Trust Company
                                        105 Rosemont Road
                                        Westwood, Massachusetts  02090-02318
                                        Attention: Edward M. Anderson
                                        Telephone: (781) 302-5305
                                        Telecopy: (781) 302-8015

                                        Lending Office:

                                        State Street Bank and Trust Company
                                        105 Rosemont Road
                                        Westwood, Massachusetts  02090-02318
                                        Attention: Edward M. Anderson
                                        Telephone: (781) 302-5305
                                        Telecopy: (781) 302-8015